EXHIBIT 99

PRESENTATION FOR ANALYSTS AND INVESTORS

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Exhibit 99.1

NetBank, Inc.

NASDAQ:NTBK

Finance

Steve Herbert

Chief Finance Executive

May 13, 2003

Discussion Points

  Evolutionary financial framework
  Corporate economic forecasts
  2003 outlook for business lines

Evolutionary Financial Framework

Our Purpose

  To create increasing, long-term value for the NetBank shareholder

Process for Value Creation

  Customer growth
  Exceptional customer service/product depth
  Businesses with stable income potential
  Expanding, niche markets
  Proactive, disciplined capital management
  ROE and ROA performance that ranks us in the top decile versus other thrifts

Earnings Momentum

Pre- Tax Income by Segment

[CHART]

	2000	2001	2002*	Q1 2003

Other	$—	$540	$(4,142)	$(2,619)
Mortgage banking	$—	$3,869	$47,365	$23, 970
Retail banking	$13,054	$6,066	$4,523	$(4,380)

*                                       2002 pre-tax income is net of $73,783 of non-recurring acquisition and severance costs and balance sheet restructuring charges associated with the acquisition of Resource Bancshares Mortgage Group, Inc. and the subsequent corporate reorganization to execute NetBank, Inc.’s financial intermediary strategy. Please refer to the 2002 Reconciliation Table in this presentation for detail.

Earnings Composition

[CHARTS]

Long-Term Objectives

  Reduce dependence on ‘low PE’ and highly volatile-mortgage business
  Within the mortgage business, rebalance away from higher volatility conforming correspondent/wholesale channels towards the more stable retail/non-conforming channels
  Significantly increase earnings contribution from stable banking business sources
  Significantly increase earnings contribution from processing/new initiatives

Potential Valuation Scenario

Critical Assumptions

  We arrive at a point where bank, mortgage and transaction processing businesses contribute equally to earnings
  NTBK currently trades in 10 to 12 P/E range
  Mortgage P/E range averages 6 to 8
  Thrift P/ E range 10 to 16
  Transaction processor range 20 to 30
  2003 EPS consensus of $.92

Blended PE Calculation

	P/ E RANGE
Business Unit	Low	High
Retail Bank	10	16
Mortgage	6	8
Transaction Processing	20	30
BLENDED	12	18

Potential NTBK Trading Range

  •Based on FY 2003 consensus estimate of $.92.

[CHART]

Other Accretion Opportunities

  Continuation of share buyback program
  Income growth through natural expansion of existing operations
  M&A of complementary, profitable businesses

2002 Earnings Reconciliation

($s in millions except per share data)
2002 Non-Core Expenses	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	2002
Transaction & severance costs	$10.1	$1.8	$—	$—	$11.9
Purchase accounting	—	5.0	—	—	5.0
Balance sheet repositioning	3.8	26.7	—	—	30.5
CMC lease allowances and premium write-off	—	20.8	—	—	20.8
Strategic alignment of operations	—	3.7	—	—	3.7
Consolidation of facilities	—	1.9	—	—	1.9
	$13.9	$59.9	$—	$—	$73.8

Earnings per Share
Pre-tax loss	$(26.0)
Non-core expenses	73.8
Pre-tax core earnings	47.8
Estimated taxes	(17.4)
Core earnings	$30.4

Earnings per share	$(0.36)
Effect of non-core expenses	1.04
Core earning per share	$0.68

Corporate Economic Forecast

Economic Forecast Assumptions

  Fed on hold until late 2003
  Tax cuts worth $50 billion in the first year
  Oil prices have peaked
  War inflated federal purchases rise
  Dollar resumes decline

Fed Tightens with Recovery

[CHART]

Longer-Term Market Rates

[CHART]

Originations Fall as Rates Rise

[CHART]

2003 Outlook for Business Lines

Retail Bank

  Fairly confident net interest margin has bottomed out and begun recovery process following exit of non-core assets
  Expect steady improvement across operation
  Continued deposit growth
  Perhaps some pressure on average balance growth as stock market recovers
  Steady improvement toward achieving consistent profitability

Conforming Mortgage

  Declining volume during second half of 2003
  Reduced margin due to pricing competition
  Less leverage of fixed expense
  Expect to grow retail market share
  Alt product growth

Non-Conforming Mortgage

  Improved volumes
  Stable to modestly more narrow margins

Transaction Processing

RMS (Resource Mortgage Solutions)

  Crossed into profitability late last year
  Still a growth business
  Modestly accretive during 2003 with potential for more significant contribution in 2004

Servicing

  Potential for significant, positive impact at the bottom line
  Amortization and impairment charges should lessen in latter half of year given a rising rate scenario
  Impairment charges and net hedging losses totaled $12.5 million, pre-tax, or $.17 per share in 2002, after-tax

Final Caveats

  Bank, non-conforming mortgage and servicing businesses should contribute more to total earnings in 2003
  As long as conforming mortgage business outperforms our expectation, there is less pressure on other businesses
  Would use extra time/resources to better position these businesses for future

Finance

Steve Herbert

Chief Finance Executive

May 13, 2003